EXHIBIT 10.13.1

MODIFICATION #1

TO

Employment Agreement Dated April 30, 2020

BETWEEN

WidePoint Corporation

AND

Ian Sparling (“Executive”)

MODIFICATION DESCRIPTION:

1.	Change the Executive’s Title

From:	Executive Vice President and CEO Soft-ex
To:	Chief Operating Officer, International (COO – I) and CEO Soft-ex

2.	Change the Executive’s Salary

From:	€200,000
To:	€250,000

The effective date of the modifications is August 1, 2022. All other terms and conditions remain unchanged.

Acceptance:

WIDEPOINT CORPORATION		EXECUTIVE

BY:		BY:
NAME:	Jin Kang	NAME:	Ian Sparling
TITLE:	President and CEO	TITLE:	Chief Operating Officer, International
and CEO Soft-ex

DATE		DATE: